Exhibit 10.3

Compensation of Brigitte Rousseau

Annual Base Salary:	$148,000, subject to increase at the discretion of the Board of Directors.

Bonus:	Ms. Rousseau is entitled to receive one or more bonuses, subject to the discretion of the Board of Directors.